FLORIDA DEPARTMENT OF STATE
Division of Corporations

October 2, 2013

CSC / SUSIE KNIGHT

,

Re: Document Number P10000051569

The Articles of Amendment to the Articles of Incorporation of BIG CLIX CORP. which changed its name to HYDROPHI TECHNOLOGIES GROUP, INC., a Florida corporation, were filed on October 2, 2013.

Should you have any questions regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Carolyn Lewis
Regulatory Specialist II
Division of Corporations

Letter Number: 113A00023137

Account number: I20000000195

Amount charged: 35.00

FILED

13 OCT -2 AM 11:24

SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Articles of Amendment
to
Articles of Incorporation
of

Big Clix Corp.

(Name of Corporation as currently filed with the Florida Dept. of State)

P10000051569

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this *Florida Profit Corporation* adopts the following amendment(s) to its Articles of Incorporation:

A. **If amending name, enter the new name of the corporation:**

HydroPhi Technologies Group, Inc.

The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. **Enter new principal office address, if applicable:**
(Principal office address MUST BE A STREET ADDRESS)

3404 Oakcliff Road
Suite C6
Doraville, GA 30340

C. **Enter new mailing address, if applicable:**
(Mailing address MAY BE A POST OFFICE BOX)

3404 Oakcliff Road
Suite C6
Doraville, GA 30340

D. **If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:**

Name of New Registered Agent ______________________

____
(Florida street address)

New Registered Office Address: ______________________, Florida ____________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)
Please note the officer/director title by the first letter of the office title:
P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.
Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	PTSD	Patrick Yore	12D School Street,
____ Add			Fairfax, CA 94930
X Remove			
2) ____ Change	D, CEO	Roger M. Slotkin	3404 Oakcliff Road
X Add			Suite C6
____ Remove			Doraville, GA 30340
3) ____ Change			
____ Add			
____ Remove			
4) ____ Change			
____ Add			
____ Remove			
5) ____ Change			
____ Add			
____ Remove			
6) ____ Change			
____ Add			
____ Remove			

E. **<u>If amending or adding additional Articles, enter change(s) here</u>:**
(Attach *additional sheets, if necessary*). *(Be specific)*

F. **<u>If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:</u>**
(if not applicable, indicate N/A)

FILED

13 OCT -2 AM 11:24

SECRETARY OF STATE
TALLAHASSEE, FLORIDA

The date of each amendment(s) adoption: Sept 27, 2013, if other than the date this document was signed.

Effective date if applicable: ____________________

(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ____________________."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 9/27/13

Signature ____________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Roger M. Slotkin

(Typed or printed name of person signing)

Chief Executive Officer

(Title of person signing)